Exhibit 99.1

Metabolix, Inc. Announces $15 Million Equity Private Placement

Cambridge, Massachusetts, June 16, 2015 — Metabolix, Inc. (NASDAQ: MBLX), an advanced biomaterials company focused on sustainable solutions for the plastics industry, announced today that it has entered into a definitive agreement with Jack W. Schuler, Birchview Capital, Hong Kong Sino-Science Oil & Gas Co., Ltd., certain members of the Company’s board of directors and executive management team and certain other investors, for the sale of an aggregate of approximately $15 million of the Company’s equity securities in a private placement.  The closing of the private placement is subject to customary conditions.

Under the terms of the agreement, Metabolix has agreed to sell an aggregate of 4,370,000 shares of its common stock at a price of $3.32 per share, the closing price of the Company’s common stock on NASDAQ on June 11, 2015.  In addition, the investors will purchase warrants covering up to an aggregate of 3,933,000 additional shares of Metabolix common stock.  The warrants have a purchase price of $0.125 per warrant, a four-year term and are immediately exercisable at an exercise price of $3.98 per share, representing a 20% premium to the purchase price of the common stock. The Company could realize approximately $15.6 million in additional proceeds from the exercise of the warrants, for total proceeds of approximately $30.6 million before transaction costs, if all warrants are exercised.

Metabolix intends to use the proceeds of the offering for working capital and general corporate purposes, including the continued execution of its business plan and its efforts to build relationships with key customers, convert commercial development projects to recurring product sales, launch products under its alliance with Honeywell, complete the expansion and ramp up of biopolymer pilot production and continue developing plans for commercial-scale operations.

The securities sold in the private placement have not been registered under the Securities Act of 1933 and may not be resold absent registration under or exemption from such Act. Metabolix has agreed to file a registration statement with the SEC covering the resale of the restricted shares purchased in the private placement upon the request of the investors.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Metabolix

Metabolix, Inc. is an innovation-driven specialty materials company focused on delivering high-performance biopolymer solutions to customers in the plastics industry. Metabolix’s Mirel® biopolymers, which are derived from renewable resources, are a family of biobased performance additives and specialty resins based on PHA (polyhydroxyalkanoates). Metabolix’s proprietary biotechnology platform enables the creation of specialty biopolymers for use in a broad range of applications such as construction and packaging materials, as well as industrial, consumer and personal care products.  For more information, please visit www.metabolix.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this press release do not constitute guarantees of future performance. Investors are cautioned that certain statements in this press release, including, without limitation, statements regarding Metabolix’s expectations regarding the sale of shares of its common stock and warrants in the private placement, the exercise of the warrants, its use of the proceeds from the private placement, executing its business plan and converting customer development projects to recurring commercial sales, and similar statements constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2014 filed on March 25, 2015. Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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Metabolix Contact:

Lynne H. Brum, (617) 682-4693, LBrum@metabolix.com